Exhibit 99.1

Guidewire Software Announces Fourth Quarter and Fiscal Year 2021 Financial Results

SAN MATEO, Calif., September 2, 2021 - Guidewire Software, Inc. (NYSE: GWRE), the platform Property and Casualty (“P&C”) insurers trust to engage, innovate, and grow efficiently, today announced its financial results for the fiscal quarter and fiscal year ended July 31, 2021.

"We ended fiscal year 2021 with great momentum across Guidewire Cloud" said Mike Rosenbaum, chief executive officer, Guidewire Software. "We closed a record 17 core cloud deals in the fourth quarter, including 16 for InsuranceSuite, and strength across cloud migrations, new deals, and expansions all pushed ARR, total revenue, and profitability above our guidance ranges. We enter the new fiscal year with confidence in our cloud vision, strategy, and execution, and are well positioned to drive increasing ARR growth going forward."

Fiscal Year 2021 Financial Highlights

Revenue
•Total revenue for fiscal year 2021 was $743.3 million, an increase of less than 1% from fiscal year 2020. Subscription and support revenue was $252.4 million, an increase of 24%; license revenue was $303.8 million, a decrease of 8%; and services revenue was $187.1 million, a decrease of 10%.
•As of July 31, 2021, annual recurring revenue, or ARR, was $582 million, or $575 million based on currency exchange rates as of July 31, 2020. We measure ARR on a constant currency basis during the fiscal year and revalue ARR at year end to current currency rates. ARR grew in fiscal year 2021 by 13%, or 12% on a constant currency basis.

Profitability
•GAAP loss from operations was $105.6 million for fiscal year 2021, compared with $23.9 million for fiscal year 2020.
•Non-GAAP income from operations was $26.0 million for fiscal year 2021, compared with $104.8 million for fiscal year 2020.
•GAAP net loss was $66.5 million for fiscal year 2021, compared with $27.2 million for fiscal year 2020. GAAP net loss per share was $0.79, based on diluted weighted average shares outstanding of 83.6 million, compared with net loss per share of $0.33 for fiscal year 2020, based on diluted weighted average shares outstanding of 82.9 million.
•Non-GAAP net income was $41.3 million for fiscal year 2021, compared with $105.8 million for fiscal year 2020. Non-GAAP net income per share was $0.49, based on diluted weighted average shares outstanding of 84.4 million, compared with net income per share of $1.26 for fiscal year 2020, based on diluted weighted average shares outstanding of 83.7 million.

Liquidity
•The Company had $1.3 billion in cash, cash equivalents, and investments at July 31, 2021, compared to $1.4 billion.at July 31, 2020. The Company generated $111.6 million in cash from operations and had positive free cash flow of $82.7 million during fiscal year 2021.
•During fiscal year 2021, the Company used $162.5 million to repurchase 1.5 million shares of its common stock.

Fourth Quarter Fiscal Year 2021 Financial Highlights

Revenue
•Total revenue for the fourth quarter of fiscal year 2021 was $229.4 million, a decrease of 6% from the same quarter in fiscal year 2020. Subscription and support revenue was $70.0 million, an increase of 29%; license revenue was $109.7 million, a decrease of 20%; services revenue was $49.8 million, a decrease of 4%.

Profitability
•GAAP loss from operations was $0.1 million for the fourth quarter of fiscal year 2021, compared with GAAP income from operations of $44.3 million for the same quarter in fiscal year 2020.
•Non-GAAP income from operations was $32.0 million for the fourth quarter of fiscal year 2021, compared with $76.4 million for the same quarter in fiscal year 2020.
•GAAP net loss was $1.0 million for the fourth quarter of fiscal year 2021, compared with net income of $38.8 million for the same quarter in fiscal year 2020. GAAP net loss per share was $0.01, based on diluted weighted average shares outstanding of 83.2 million, compared with net income per share of $0.46 for the same quarter in fiscal year 2020, based on diluted weighted average shares outstanding of 83.9 million.
•Non-GAAP net income was $31.1 million for the fourth quarter of fiscal year 2021, compared with net income of $69.5 million for the same quarter in fiscal year 2020. Non-GAAP net income per share was $0.37, based on diluted weighted average shares outstanding of 83.7 million, compared with net income per share of $0.83 for the same quarter in fiscal year 2020, based on diluted weighted average shares outstanding of 83.9 million.

Liquidity
•During the fourth quarter of fiscal year 2021, the Company used $38.8 million to repurchase 0.4 million shares of its common stock.

Business Outlook
Guidewire is issuing the following outlook for the first quarter of fiscal year 2022 based on current expectations:
•ARR between $586 million and $590 million
•Total revenue between $162 million and $166 million
•Operating income (loss) between $(60) million and $(56) million
•Non-GAAP operating income (loss) between $(27) million and $(23) million
Guidewire is issuing the following updated outlook for fiscal year 2022 based on current expectations:
•ARR between $657 million and $667 million
•Total revenue between $780 million and $790 million
•Operating income (loss) between $(180) million and $(170) million
•Non-GAAP operating income (loss) between $(38) million and $(28) million
•Operating cash flow between $30 million and $40 million

Conference Call Information
What:        Guidewire Software Fourth Quarter and Fiscal Year 2021 Financial Results Conference Call
When:        Thursday, September 2, 2021
Time:        2:00 p.m. PT (5:00 p.m. ET)
Live Call:    (877) 705-6003, Domestic
(201) 493-6725, International
Replay:        (844) 512-2921, Passcode 13722593, Domestic
(412) 317-6671, Passcode 13722593, International
Webcast:    http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP income tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, and COVID-19 Canada Emergency Wage Subsidy benefits. Non-GAAP net income (loss), non-GAAP income tax provision (benefit), and non-GAAP net income (loss) per share also exclude the amortization of debt discount and issuance costs from our convertible notes, changes in fair value of our strategic investments, and the related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These Non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as depreciation, amortization, stock-based compensation, and changes in fair value of strategic investments.
Annual recurring revenue ("ARR") is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contracts, which may not be the same as the timing and amount of revenue recognized. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes. This allocation only impacts the initial term of the contract and does not impact ARR. This means that as we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value will be recognized as services revenue. In fiscal year 2021, the recurring license and support or subscription contract value recognized as services revenue was $5.5 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

About Guidewire Software
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. We combine digital, core, analytics, and AI to deliver our platform as a cloud service. More than 400 insurers, from new ventures to the largest and most complex in the world, run on Guidewire.

As a partner to our customers, we continually evolve to enable their success. We are proud of our unparalleled implementation track record, with 1,000+ successful projects, supported by the largest R&D team and partner ecosystem in the industry. Our marketplace provides hundreds of applications that accelerate integration, localization, and innovation.

For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and our future business momentum related to our cloud vision and strategy. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; the impact of the COVID-19 pandemic on our employees and our business and the businesses of our customers, system integrator ("SI") partners, and vendors; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations; our products or cloud-based services may experience data security breaches; we face intense competition in our market; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; changes in accounting guidance, such as revenue recognition, which have and may cause us to experience greater volatility in our quarterly and annual results; assertions by third parties that we violate their intellectual property rights could substantially harm our business; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire Software, Inc.
(650) 356-4921
ir@guidewire.com

Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	July 31, 2021	July 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$384,910	$366,969
Short-term investments	734,517	766,527
Accounts receivable, net	104,068	114,242
Unbilled accounts receivable, net	79,061	49,491
Prepaid expenses and other current assets	52,729	45,989
Total current assets	1,355,285	1,343,218
Long-term investments	227,164	300,771
Unbilled accounts receivable, net	24,361	34,737
Property and equipment, net	80,061	65,235
Operating lease assets	97,447	103,797
Intangible assets, net	19,743	39,708
Goodwill	340,877	340,877
Deferred tax assets, net	138,428	101,565
Other assets	38,479	34,944
TOTAL ASSETS	$2,321,845	$2,364,852
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$27,830	$22,634
Accrued employee compensation	102,137	58,547
Deferred revenue, net	138,699	118,311
Other current liabilities	31,648	25,706
Total current liabilities	300,314	225,198
Lease liabilities	115,374	119,408
Convertible senior notes, net	343,825	330,208
Deferred revenue, net	7,237	14,685
Other liabilities	10,201	18,585
Total liabilities	776,951	708,084
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,617,204	1,499,050
Accumulated other comprehensive income (loss)	(6,218)	(5,246)
Retained earnings (accumulated deficit)	(66,100)	162,956
Total stockholders’ equity	1,544,894	1,656,768
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,321,845	$2,364,852

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2021	2020	2021	2020
Revenue:
Subscription and support	$69,993	$54,120	$252,358	$203,473
License	109,660	137,567	303,792	331,554
Services	49,782	51,987	187,117	207,280
Total revenue	229,435	243,674	743,267	742,307
Cost of revenue(1):
Subscription and support	46,535	33,491	164,983	117,158
License	2,807	3,539	10,569	11,566
Services	50,778	50,781	199,502	209,291
Total cost of revenue	100,120	87,811	375,054	338,015
Gross profit:
Subscription and support	23,458	20,629	87,375	86,315
License	106,853	134,028	293,223	319,988
Services	(996)	1,206	(12,385)	(2,011)
Total gross profit	129,315	155,863	368,213	404,292
Operating expenses(1):
Research and development	59,530	52,232	219,494	200,575
Sales and marketing	43,805	36,830	160,544	142,420
General and administrative	26,064	22,460	93,759	85,183
Total operating expenses	129,399	111,522	473,797	428,178
Income (loss) from operations	(84)	44,341	(105,584)	(23,886)
Interest income	1,032	4,039	7,395	24,705
Interest expense	(4,742)	(4,549)	(18,711)	(17,945)
Other income (expense), net	(2,013)	5,584	12,619	(7,205)
Income (loss) before provision for (benefit from) income taxes	(5,807)	49,415	(104,281)	(24,331)
Provision for (benefit from) income taxes	(4,775)	10,640	(37,774)	2,867
Net income (loss)	$(1,032)	$38,775	$(66,507)	$(27,198)
Net income (loss) per share:
Basic	$(0.01)	$0.46	$(0.79)	$(0.33)
Diluted	$(0.01)	$0.46	$(0.79)	$(0.33)
Shares used in computing net income (loss) per share:
Basic	83,234,153	83,314,410	83,577,375	82,855,392
Diluted	83,234,153	83,947,187	83,577,375	82,855,392

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2021	2020	2021	2020
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of subscription and support revenue	$2,895	$2,070	$11,231	$7,575
Cost of license revenue	191	224	770	769
Cost of services revenue	5,293	5,153	21,809	20,816
Research and development	7,743	6,975	29,524	26,324
Sales and marketing	6,450	5,117	25,820	21,260
General and administrative	6,234	6,203	25,855	25,073
Total stock-based compensation expense	$28,806	$25,742	$115,009	$101,817

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,032)	$38,775	$(66,507)	$(27,198)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,927	10,386	36,955	42,641
Amortization of debt discount and issuance costs	3,474	3,288	13,617	12,886
Amortization of contract costs	2,944	4,282	11,442	9,892
Stock-based compensation	28,806	25,742	115,009	101,817
Changes to allowance for credit losses and revenue reserves	216	177	226	367
Deferred income tax	(5,495)	(813)	(35,789)	(11,859)
Amortization of premium (accretion of discount) on available-for-sale securities, net	1,645	484	6,567	(1,882)
Changes in fair value of strategic investments	—	—	—	10,672
Other non-cash items affecting net income (loss)	118	38	863	739
Changes in operating assets and liabilities:
Accounts receivable	(32,555)	(34,302)	10,820	23,878
Unbilled accounts receivable	28,693	6,615	(19,194)	(38,125)
Prepaid expenses and other assets	(12,177)	(8,417)	(16,764)	(18,564)
Operating lease assets	3,366	(17,895)	6,350	(10,784)
Accounts payable	3,745	4,471	3,627	(1,209)
Accrued employee compensation	25,075	9,662	41,526	(15,624)
Deferred revenue	51,021	26,900	12,940	1,165
Lease liabilities	(3,374)	21,312	(3,346)	18,678
Other liabilities	5,957	16,454	(6,755)	15,576
Net cash provided by (used in) operating activities	108,354	107,159	111,587	113,066
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(274,873)	(431,443)	(1,033,095)	(1,280,755)
Sales of available-for-sale securities	(4,097)	40,632	123,234	134,050
Maturities of available-for-sale securities	319,731	357,179	1,005,290	1,168,720
Purchases of property and equipment	(6,596)	(2,411)	(19,008)	(21,377)
Capitalized software development costs	(2,227)	(1,010)	(9,846)	(4,283)
Acquisition of strategic investments	(384)	(2,156)	(2,384)	(2,156)
Net cash provided by (used in) investing activities	31,554	(39,209)	64,191	(5,801)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	10	1,878	1,932	4,955
Repurchase and retirement of common stock	(38,742)	—	(161,319)	—
Net cash provided by (used in) financing activities	(38,732)	1,878	(159,387)	4,955
Effect of foreign exchange rate changes on cash and cash equivalents	(714)	3,326	1,550	648

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	100,462	73,154	17,941	112,868
CASH AND CASH EQUIVALENTS—Beginning of period	284,448	293,815	366,969	254,101
CASH AND CASH EQUIVALENTS—End of period	$384,910	$366,969	$384,910	$366,969

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2021	2020	2021	2020
Gross profit reconciliation:
GAAP gross profit	$129,315	$155,863	$368,213	$404,292
Non-GAAP adjustments:
Stock-based compensation	8,379	7,447	33,810	29,160
Amortization of intangibles	1,820	4,526	13,175	19,221
COVID-19 Canada Emergency Wage Subsidy benefit (1)	(56)	—	(1,975)	—
Non-GAAP gross profit	$139,458	$167,836	$413,223	$452,673

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(84)	$44,341	$(105,584)	$(23,886)
Non-GAAP adjustments:
Stock-based compensation	28,806	25,742	115,009	101,817
Amortization of intangibles	3,398	6,323	19,965	26,834
COVID-19 Canada Emergency Wage Subsidy benefit (1)	(87)	—	(3,396)	—
Non-GAAP income (loss) from operations	$32,033	$76,406	$25,994	$104,765

Net income (loss) reconciliation:
GAAP net income (loss)	$(1,032)	$38,775	$(66,507)	$(27,198)
Non-GAAP adjustments:
Stock-based compensation	28,806	25,742	115,009	101,817
Amortization of intangibles	3,398	6,323	19,965	26,834
Amortization of debt discount and issuance costs	3,474	3,288	13,617	12,886
Changes in fair value of strategic investment (2)	—	—	—	10,672
COVID-19 Canada Emergency Wage Subsidy benefit (1)	(87)	—	(3,396)	—
Tax impact of non-GAAP adjustments (3)	(3,472)	(4,598)	(37,379)	(19,243)
Non-GAAP net income (loss)	$31,087	$69,530	$41,309	$105,768

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(4,775)	$10,640	$(37,774)	$2,867
Non-GAAP adjustments:
Stock-based compensation	(1,260)	4,629	(20,979)	16,453
Amortization of intangibles	(149)	1,137	(4,220)	4,334
Amortization of debt discount and issuance costs	(152)	591	(2,555)	2,080
Changes in fair value of strategic investment (2)	—	—	—	1,418
COVID-19 Canada Emergency Wage Subsidy benefit (1)	4	—	(135)	—
Tax impact of non-GAAP adjustments (3)	5,029	(1,759)	65,268	(5,042)
Non-GAAP tax provision (benefit)	$(1,303)	$15,238	$(395)	$22,110

(1) Effective the second fiscal quarter of 2021, the COVID-19 Canada Emergency Wage Subsidy benefit was included as a non-GAAP adjustment. Prior to the second fiscal quarter of 2021, this program was unavailable.
(2) Effective the third fiscal quarter of 2020, changes in fair value of strategic investments are excluded from non-GAAP measures. Prior to the third fiscal quarter of 2020, there were no changes in fair value of strategic investments in any periods presented.
(3) Adjustments reflect the tax benefit (provision) resulting from all non-GAAP adjustments.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except per share amounts)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2021	2020	2021	2020

Net income (loss) per share reconciliation:
GAAP net income (loss) per share — diluted	$(0.01)	$0.46	$(0.79)	$(0.33)
Non-GAAP adjustments:
Stock-based compensation	0.35	0.31	1.39	1.23
Amortization of intangibles	0.04	0.08	0.25	0.33
Amortization of debt discount and issuance costs	0.04	0.04	0.16	0.16
Changes in fair value of strategic investment (1)	—	—	—	0.13
COVID-19 Canada Emergency Wage Subsidy benefit (2)	—	—	(0.04)	—
Tax impact of non-GAAP adjustments (3)	(0.04)	(0.05)	(0.45)	(0.23)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation (4)	(0.01)	(0.01)	(0.03)	(0.03)
Non-GAAP net income (loss) per share — diluted	$0.37	$0.83	$0.49	$1.26

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP weighted average shares — diluted	83,234,153	83,947,187	83,577,375	82,855,392
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation (4)	426,718	—	805,747	834,002
Pro forma weighted average shares — diluted	83,660,871	83,947,187	84,383,122	83,689,394

(1) Effective the third fiscal quarter of 2020, changes in fair value of strategic investments are excluded from non-GAAP measures. Prior to the third fiscal quarter of 2020, there were no changes in fair value of strategic investments in any periods presented.
(2) Effective the second fiscal quarter of 2021, the COVID-19 Canada Emergency Wage Subsidy benefit was included as a non-GAAP adjustment. Prior to the second fiscal quarter of 2021, this program was unavailable.
(3) Adjustments reflect the impact on the tax benefit (provision) resulting from all non-GAAP adjustments.
(4) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP net income (loss) per share, as they would have an anti-dilutive effect. However, these shares have a dilutive effect on non-GAAP net income (loss) per share and, therefore, are included in the non-GAAP net income (loss) per share calculation.

	Twelve Months Ended July 31,
	2021	2020
Free cash flow:
Net cash provided by (used in) operating activities	$111,587	$113,066
Purchases of property and equipment	(19,008)	(21,377)
Capitalized software development costs	(9,846)	(4,283)
Free cash flow	$82,733	$87,406

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following tables reconcile the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below:
(in $ millions)	First Quarter Fiscal Year 2022			Fiscal Year 2022
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$(60)	—	$(56)	$(180)	—	$(170)
Non-GAAP adjustments:
Stock-based compensation	30	—	30	131	—	131
Amortization of intangibles	3	—	3	11	—	11
Non-GAAP income (loss) from operations	$(27)	—	$(23)	$(38)	—	$(28)